Exhibit 99.3

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated January 16, 2017 to the Board of Directors of Reynolds American Inc. (“RAI”) included in Annex C to the proxy statement/prospectus which forms a part of this Amendment No. 3 to the registration statement on Form F-4 (No. 333-217939) (the “Registration Statement”) relating to the proposed merger of British American Tobacco p.l.c. and RAI, and (ii) the references to such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ Kedar Muley
	Name:	Kedar Muley
	Title:	Executive Director

Date: June 9, 2017